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                                                                      Exhibit 99

For Immediate Release                           For Further Information:
Tuesday, November 30, 1999                      Steven Lewis, President and CEO
                                                Troy Adair, Investor Relations
                                                Phone (330) 373-1221
                                                Fax   (330) 392-8227



              First Place Financial Corp. Completes Share Buyback

Warren, Ohio, November 30, 1999 - First Place Financial Corp. (NASDAQ: FPFC), the holding company for First Federal Savings and Loan Association of Warren (the "Association"), reported that it has completed the stock repurchase program which was announced on July 28, 1999. Under the program, 562,062 shares, or 5% of the shares outstanding, were repurchased at an average cost of $12.125.

As of September 30, 1999, First Place Financial Corp. had total consolidated assets of $795.9 million. The Association has eleven full service offices located throughout Trumbull and Mahoning counties along with six loan production offices spread throughout Northeastern Ohio. Additional information about the Association may be found on its web site: www.firstfederalofwarren.com.
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